Exhibit 10.1

THE NASDAQ OMX GROUP, INC.

RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS CERTIFIES THAT The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”), as of [DATE] hereby grants to [NAME] (the “Director”) [NUMBER OF SHARES] Restricted Stock Units representing the right to receive an equal number of shares (“Shares”) upon the vesting of such Restricted Stock Units, subject to certain restrictions and on the terms and conditions contained in this Award Certificate and The NASDAQ OMX Group, Inc. Amended and Restated Equity Incentive Plan (the “Plan”).

R E C I T A L S:

The Company has adopted the Plan, which is incorporated herein by reference and made a part of this Award Certificate. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Committee has determined that it is in the best interests of the Company and its shareholders to grant the Restricted Stock Units provided for herein to the Director pursuant to the Plan and the terms set forth herein as an increased incentive for the Director to contribute to the Company’s future success and prosperity.

1.	Grant of the Restricted Stock Units. Prior to vesting of the Restricted Stock Units pursuant to Sections 2 or 3: (a) the Director shall not be treated as a shareholder as to Shares issuable to the Director with respect to such Restricted Stock Units, and shall only have a contractual right to receive such Shares, unsecured by any assets of the Company or its Subsidiaries; (b) the Director shall not be permitted to vote the Restricted Stock Units or the Shares issuable with respect to such Restricted Stock Units; and (c) the Director’s right to receive such Shares following vesting of the Restricted Stock Units shall be subject to the adjustment provisions set forth in Section 12 of the Plan. The Restricted Stock Units shall be subject to all of the restrictions hereinafter set forth. At the sole discretion of the Committee, the Director shall be permitted to receive cash payments equal to the dividends and distributions paid on Shares (other than dividends or distributions of securities of the Company which may be issued with respect to Shares by virtue of any stock split, combination, stock dividend or recapitalization) to the same extent as if each Restricted Stock Unit was a Share, and those Shares were not subject to the restrictions imposed by this Award Certificate and the Plan; provided, however, that no dividends or distributions shall be payable to or for the benefit of the Director with respect to record dates for such dividends or distributions occurring on or after the date, if any, on which the Director has forfeited the Restricted Stock Units.

2.	Vesting.

(a)	Except as otherwise provided in this Section 2 and Section 3 hereof, and contingent upon the Director’s continued service with the Company, one hundred percent of the Restricted Stock Units shall vest and become non-forfeitable on [DATE]. As used herein, “vested” Restricted Stock Units shall mean those Restricted Stock Units which (i) shall have become exercisable pursuant to the terms of this Award Certificate and (ii) shall not have been previously exercised.

(b)	Notwithstanding any other provision of the Plan or this Award Certificate to the contrary, Restricted Stock Units (whether or not then vested) may not be transferred, assigned or otherwise encumbered other than in accordance with the applicable provisions of Section 5 hereof, prior to the completion of any registration or qualification of the Restricted Stock Units under applicable state and federal securities or other laws, or under any ruling or regulation of any government body, national securities exchange, or inter-dealer market system that the Committee shall in its sole discretion determine to be necessary or advisable.

(c)	Upon vesting of the Restricted Stock Units and subject to the terms and conditions of the Plan, the Company will issue a stock certificate for the Shares issuable with respect to such vested Restricted Stock Units as soon as practicable (but in no event later than two and one-half months) following the applicable vesting date, net of any Shares withheld by the Company to satisfy the payment of taxes as described in Section 6 herein. The certificates representing the Shares issued in respect of the Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

3.	Termination of Service.

(a)	If the Company terminates the Director’s service on the Board on account of “Misconduct” (as such term is defined below), all Restricted Stock Units which have not as of the date of such termination become vested shall be deemed canceled and forfeited on the effective date of such termination without further consideration to the Director.

(b)	If the Director’s service on the Board terminates by reason of death or “Disability” (as such term is defined below), all Restricted Stock Units shall become vested on the date of such termination.

(c)	If the Director’s service on the Board terminates by reason of the expiration of his “Term” (as such term is defined below) prior to the date his Restricted Stock Units would otherwise vest pursuant to Section 2 hereof, all Restricted Stock Units shall become vested Restricted Stock Units.

(d)	If the Director’s service on the Board terminates for any reason other than those set forth in Sections (a) through (c) of this Section 3, all Restricted Stock Units which have not as of the date of such termination become vested shall be deemed canceled and forfeited on the effective date of such termination without further consideration to the Director.

(e)	For purposes of this Award Certificate the terms “Misconduct,” “Disability,” and “Term” shall have meanings set forth in this Section 3(e):

(i)	“Misconduct” means the Director’s conviction of, or pleading nolo contendre to a felony or to any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft or embezzlement of Company property or a material breach of the Director’s fiduciary duty to the Company or its shareholders.

(ii)	“Disability” means the Director’s physical or mental incapacity for a period of 45 consecutive working days or 60 days in a six (6) month period which makes the Director unable to perform his duties to the Company. Any question as to the existence of the Disability of the Director shall be determined by a qualified physician selected by the Company.

(iii)	“Term” shall mean each term of service on the Board commencing on the Director’s election or most recent re-election to the Board and ending on the first anniversary thereafter unless the Director was elected for a longer or shorter period, in which event the longer or shorter period shall be the Term; provided, however, that the Term shall be deemed to include any automatic renewal thereof.

4.	No Right to Continued Service. Neither the Plan nor this Award Certificate shall confer on the Director any right to be retained, in any position, as an employee, consultant or director of the Company.

5.	Transferability.

(a)	At any time prior to becoming vested, the Restricted Stock Units are not transferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Director, other than by will or the laws of descent and distribution. Upon such transfer (by will or the laws of descent and distribution), such transferee in interest shall take the rights granted herein subject to all the terms and conditions hereof.

(b)	Subject to Section 5(a) hereof, in order to comply with any applicable securities laws, the Restricted Stock Units issued to the Director shall only be sold by the Director following registration of the Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

6.

Withholding. The Director shall pay to the Company promptly upon request, and in any event at the time the Director recognizes taxable income in respect of the Restricted Stock Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units. Such payment shall be made in the form of cash, Shares already owned for at least six months, delivering to the Company a portion of the Shares sufficient to satisfy the minimum withholding required with respect thereto, or in a combination of such methods, as irrevocably elected by the Director prior to the applicable tax due date with respect to such Restricted Stock Units. To the extent that a Director fails to elect a withholding preference by the time that the Company determines that the Director will recognize taxable income due to vesting, the Director shall be deemed to have irrevocably elected to make such payment by delivering to the Company a portion of the Shares sufficient to satisfy the minimum withholding required.

7.	Governing Law. This Award Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

8.	Amendments. The Company, acting by means of the Committee, has the right, as set forth in the Plan, to amend, alter, suspend, discontinue or cancel this Award, prospectively or retroactively; provided however, that no such amendment, alteration, suspension, discontinuance or cancelation of the RSUs will adversely affect the Director’s material rights under this Award Certificate without the Director’s consent. The Company has the authority to amend this Award Certificate, consistent with the foregoing, without the Director’s written agreement, except as set forth in this Section 8.

9.	Administration. This Award Certificate shall at all times be subject to the terms and conditions of the Plan. Capitalized terms not defined in this Award Certificate shall have the meanings set forth in the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Award Certificate shall be final and binding upon the Director and the Company. The Committee has the authority and discretion to determine any questions which arise in connection with the award of the Restricted Share Units hereunder.

10.	Compliance with Code Section 409A.

(a)	Distributions of Common Stock in payment for RSUs as described herein which represent a “deferral of compensation” within the meaning of Code section 409A shall conform to the applicable requirements of Code section 409A including, without limitation, the requirement that a distribution to a Director who is a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service. However, distributions as aforesaid shall not be deemed to be a “deferral of compensation” subject to Code section 409A to the extent provided in the exception in Treasury Regulation Section 1.409A-1(b)(4) for short-term deferrals.

(b)

It is the intention of the Company and Director that this Award Certificate not result in an unfavorable tax consequences to the Director under Code Section 409A. Accordingly, as permitted by the Plan, the Company may at any time

(without the consent of the Director) modify or amend the Plan or this Award Certificate to the extent necessary to ensure that the Award is not “deferred compensation” subject to Code Section 409A (or, alternatively, to conform to the requirements of Code Section 409A). Any such amendments shall be made in a manner that preserves to the maximum extent possible the intended benefits to Director. This paragraph does not create an obligation on the part of Company to modify this Award Certificate and does not guarantee that the amounts or benefits owed under this Award Certificate will not be subject to interest and penalties under Code Section 409A.

11.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Director’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Director, as a condition of receipt of shares of Common Stock underlying a RSU, to sign any additional Award Certificates or undertakings that may be necessary to accomplish the foregoing.

12.	Notices. Any notice, request, instruction or other document given under this Award Certificate shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Director, to the Director’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

13.	Severability. The invalidity or unenforceability of any provision of this Award Certificate shall not affect the validity or enforceability of any other provision of this Award Certificate, and each other provision of the Award Certificate shall be severable and enforceable to the extent permitted by law.

14.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSU or future Awards granted under the Plan by electronic means or request the Director’s consent to participate in the Plan by electronic means. By accepting this Award, the Director hereby consents and agrees to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.	Award Subject to Plan; Amendments to Award Certificate. This award is subject to the Plan as approved by the shareholders of the Company. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Award Certificate will govern and prevail.

16.	Discretionary Nature of Plan; No Vested Rights. The Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Award represented by this Award Certificate does not create any contractual or other right to receive an award in the future. Future Awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an Award, the number of shares of Common Stock subject to the Award, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s role with the Company.

17.	English Language. The Director acknowledges and agrees that it is the Director’s express intent that the Plan, this Award Certificate, any addendum and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. Unless specifically indicated, if the Director has received the Plan, this Award Certificate, any addendum or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

18.	Consent to Collection, Processing and Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies the Director of the following in relation to the Director’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Award and the Director’s participation in the Plan. The collection, processing and transfer of the Director’s personal data is necessary for the Company’s administration of the Plan and the Director’s participation in the Plan. The Director’s denial and/or objection to the collection, processing and transfer of personal data may affect the Director’s participation in the Plan. As such, the Director voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this paragraph.

The Company holds certain personal information about the Director, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in Director’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Director or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Director’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Director’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Director’s participation in the Plan.

The Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Director hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Director’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Director’s behalf to a broker or other third party with whom the Director may elect to deposit any Shares acquired pursuant to the Plan.

The Director may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Director’s participation in the Plan. The Director may seek to exercise these rights by contacting the Office of the Corporate Secretary.

19.	Addendum to Award Certificate. Notwithstanding any provisions of this Award Certificate to the contrary, the Award shall be subject to any special terms and conditions for the Director’s country of residence (and country of employment, if different), as are set forth in the applicable Addendum to the Award Certificate. Further, if the Director transfers residence and/or employment to another country reflected in an Addendum to the Award Certificate, the special terms and conditions for such country will apply to the Director to the extent the Company determines, in its sole discretion, that the application of such terms is necessary or advisable in order to comply with local law or to facilitate administration of the Plan. Any applicable Addendum shall constitute part of this Award Certificate.

The NASDAQ OMX Group, Inc.

By:
[NAME]

ADDENDUM

Terms and Conditions

This Addendum includes additional terms and conditions that govern the award of Restricted Stock Units granted to the Director under The NASDAQ OMX Group, Inc. Equity Incentive Plan (the “Plan”) if the Director resides in one of the countries listed below. Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Restricted Stock Unit Award Certificate.

Notifications

This Addendum also includes information regarding exchange controls and certain other issues of which the Director should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Director not rely on the information in this Addendum as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that the RSUs vest or the Director sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Director’s particular situation and the Company is not in a position to assure the Director of any particular result. Accordingly, the Director is advised to seek appropriate professional advice as to how the relevant laws in the Director’s country may apply to his or her situation.

Finally, if the Director is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Director.

SWEDEN

There are no country-specific provisions.

UNITED ARAB EMIRATES

Notifications

1. This statement is intended for distribution only to employees or former employees of the Company and its Affiliates for the purposes of implementing an equity compensation plan. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorised financial adviser.